Exhibit 99

FOR RELEASE 6:00 AM EST, THURSDAY, JANUARY 26, 2006

Contact:	Robert S. Tissue, Senior VP & CFO
Telephone:	(304) 530-0552
Email:	rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS RECORD EARNINGS FOR 18TH CONSECUTIVE YEAR

MOOREFIELD, WV -- January 26, 2006 -- Summit Financial Group, Inc. (NASDAQ: SMMF) today reported 2005 net income of $11.2 million, an increase of 6.0 percent from the $10.6 million reported for the prior year. Diluted earnings per share were $1.56 compared with $1.49 for 2004, an increase of 4.7 percent. As previously disclosed, included in earnings for the current period was a fourth quarter 2005 other-than-temporary non-cash impairment charge of $1.5 million pre-tax, equivalent to $940,000 after-tax, or $0.13 per diluted share. This impairment charge relates to $5.7 million of certain preferred stock issuances of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation which Summit continues to own, and was taken primarily due to difficulty in accurately projecting the future recovery period of these securities. Excluding this impairment charge, 2005 earnings were $12.2 million, up 14.8 percent, and $1.69 per share, up 13.4 percent, compared with the prior year. Results reflect strong revenue growth, both from community banking and mortgage banking activities, and controlled expense growth.

For 2005, the returns on average shareholders' equity and average assets were 15.87 percent and 1.16 percent, respectively, compared with 2004 ratios of 17.21 percent and 1.26 percent. Excluding the impairment charge, returns on average shareholders’ equity and average assets for 2005 were 17.20 percent and 1.26 percent, respectively.

For the fourth quarter of 2005, Summit reported net income of $2.44 million, an increase of 3.6 percent from the $2.36 million reported for the fourth quarter of 2004. Diluted earnings per share were $0.34 compared with $0.33 for the prior-year period, up 3.0 percent. Excluding the impairment charge, fourth quarter 2005 earnings were $3.4 million, up 43.5 percent over the 2004 period, and diluted earnings per share were $0.47, up 42.4 percent. Quarterly performance mirrors that of the entire year; revenue from community banking activities remains strong, as does mortgage banking, albeit on a seasonally-adjusted basis.

For the fourth quarter of 2005, the returns on average shareholders' equity and average assets were 13.15 percent and 0.92 percent, respectively, compared with prior-year period ratios of 14.33 percent and 1.07 percent. Returns on average shareholders’ equity and average assets for the fourth quarter of 2005 excluding the impairment charge were 18.21 percent and 1.27 percent, respectively.

H. Charles Maddy, III, President and Chief Executive Officer, commented, “We are very pleased to report our 18th consecutive year of earnings growth. The trends we reported earlier in the year continued throughout 2005. Both segments produced strong revenue growth, supported by well-controlled expenses, and in the case of our community banking segment, continued excellent asset quality. Our recent investments in people and infrastructure were well-timed; as a result of having the right people in the right places, we experienced exceptional loan growth - 31.6 percent for the year, and in the second half of 2005, 40.4 percent annualized. We continue to see ample lending opportunities, particularly in northern Virginia, where the demographics are among the best in the country. I am pleased to report that Summit Financial and our subsidiary banks are winning more than their share of this growth.”

Mr. Maddy continued, “Mortgage origination volumes for the fourth quarter of 2005 surpassed our expectations. The fourth and first quarters are typically slower for our mortgage banking business. However, we saw strong year over year fourth quarter growth as well as a 20.6 percent increase in mortgage volumes for the year. Volume gains more than offset a slightly less profitable mix, while expense growth was well-controlled.”

“To sum up our year, it was strong, with positive trends that appear to continue into 2006. We plan to take advantage of market opportunities,” Mr. Maddy concluded.

2005 CONSOLIDATED RESULTS

Total revenue for the year 2005, consisting of net interest income plus non-interest income, was $59.7 million, an increase of 8.5 percent over 2004; excluding the impairment charge, total revenue increased 11.2 percent to $61.1 million. Net interest income increased 10.9 percent above the prior year, to $30.8 million, reflecting 15.1 percent growth in average earning assets, partially offset by a 15 basis point decline in the net interest margin to 3.51 percent. Mr. Maddy noted that funding costs negatively impacted the net interest margin, as exceptionally strong loan growth surpassed growth in core deposits, requiring continued reliance on higher cost time and brokered deposits. Non-interest income, excluding the impairment charge, was $30.4 million, an increase of 11.5 percent over the prior year. Mortgage origination revenue from Summit Mortgage, the Company's mortgage banking unit, increased 9.5 percent in 2005, while bank service fees and other income grew 24.4 percent during the same period.

For the fourth quarter of 2005, revenue was $13.8 million compared with $13.7 million for the prior-year fourth quarter, an increase of 0.8 percent; excluding the impairment charge, fourth quarter 2005 revenue was $15.3 million, an increase of 11.8 percent. Net interest income increased 12.6 percent, reflecting 20.7 percent growth in average earning assets, partially offset by a 30 basis point decline in the net interest margin to 3.39 percent. Non-interest income for the fourth quarter of 2005, excluding the impairment charge, was $7.0 million compared with $6.3 million in the prior-year period, an increase of 10.9 percent.

Non-interest expense for the fiscal year 2005 was $42.2 million, an 8.9 percent increase over the $38.8 million reported for the prior year. Salaries and employee benefits represented the largest category of expense growth, accounting for approximately two-thirds of the $3.4 million increase; salaries grew $2.2 million, or 12.3 percent. The efficiency ratio improved to 66.93 percent for 2005, from 68.33 percent for the prior fiscal year.

For the fourth quarter of 2005, non-interest expense was $10.4 million compared with $10.0 million for the year-ago fourth quarter, a 4.2 percent increase. The efficiency ratio improved to 65.50 percent for the current quarter from 70.50 percent for the prior-year period.

Asset quality remains strong.  Net charge-offs were $401,000 for 2005, equivalent to 0.06 percent of average loans. Nonperforming assets were $1.8 million, or 0.16 percent of assets at December 31, 2005, compared with $1.9 million or 0.18 percent of assets at September, 30, 2005, and $1.7 million, or 0.19 percent of assets, at December 31, 2004. At period-end, the allowance for losses was 0.75 percent of loans.

Assets at December 31, 2005 were $1.1 billion, an increase of 24.7 percent over the last twelve months. The increase was driven by portfolio loan growth of $192.1 million, up 31.6 percent, to $799.9 million. Commercial real estate loans, up $157.2 million or 56.2 percent, were the largest contributors to this growth, and now constitute 54.5 percent of the loan portfolio. Since June 30, 2005, loans increased $134.4 million or 20.2 percent (40.4 percent annualized). Mr. Maddy noted that loan growth for the second half of 2005 benefited from the three lenders hired over the past 18 months who had become more seasoned with the Company and its markets.

Deposits at December 31, 2005 were $673.9 million, an increase of $149.3 million, or 28.5 percent from twelve months ago. Since June 30, 2005, deposits increased $108.7 million, or 19.2 percent (38.5 percent annualized). More importantly, core deposits (checking and savings accounts) increased 35.0 percent year-over-year, and 20.2 percent since the June 30, 2005 (40.4 percent annualized). Mr. Maddy added, “Deposit gathering has become a “core” priority at our community banks. We have developed a competitive suite of products, and our retail bankers’ compensation will soon be more closely tied to established goals for core deposit growth.”

Shareholders' equity at period end was $73.8 million, an increase of 12.3 percent over the last twelve months. To support its continued balance sheet growth, Summit issued an additional $8.0 million in variable-rate trust preferred securities in December 2005. Common shares outstanding totaled 7,126,220 at December 31, 2005.

OPERATING SEGMENT RESULTS

Community Banking Financial Performance

Net income excluding the impairment charge increased 10.9 percent to $10.7 million. Total revenue excluding the impairment charge increased 12.9 percent to $34.4 million, while non-interest expense increased 13.7 percent to $17.6 million. The Community Banking segment's efficiency ratio was 52.85 percent for 2005 compared to 52.13 percent for the prior year.

Net income for the fourth quarter of 2005 excluding the impairment charge was $3.0 million compared with $2.5 million for the fourth quarter of 2004, an increase of 24.1 percent. Total revenue excluding the impairment charge totaled $9.1 million, an increase of 12.9 percent over the $8.1 million produced in the prior-year period. Non-interest expense increased 9.1 percent to $4.6 million. The Community Banking segment’s efficiency ratio for the fourth quarter of 2005 improved markedly to 50.73 percent from 52.70 percent in the fourth quarter of 2004.

Mortgage Banking Financial Performance

Net income for 2005 was $2.4 million, an increase of 32.4 percent over the prior fiscal year. Revenue generated from loan sales totaled $26.4 million, up 9.5 percent from $24.1 million in the prior year. Revenue growth reflects a larger volume of loan sales in 2005, up 23.0 percent from 2004 to $309.2 million, partially offset by a less profitable loan mix.

Non-interest expense was well-controlled for the year, up 5.3 percent, despite growth in loan originations of 20.6 percent to $314.7 million in 2005. This category represents expenses incurred primarily from salaries, bonuses and other activities associated with loan originations. Expenses incurred per loan originated declined 8.8 percent per loan for 2005 due to greater economies of scale resulting from higher origination volumes and improved operational efficiencies within the organization.

For the fourth quarter of 2005, net income was $490 thousand compared with $118 thousand for the fourth quarter of 2004, an increase of 315.3 percent. Revenue was $6.1 million, up 12.4 percent from the $5.4 million reported in the prior-year period, reflecting a 19.1 percent increase in loan sales to $73.9 million, partially offset by a less profitable mix.

Loan originations in the fourth quarter of 2005 were $78.3 million, a seasonal decline of 6.6 percent from the linked quarter but 18.7 percent ahead of the prior-year fourth quarter. Non-interest expense primarily associated with loan originations totaled $5.6 million, a 2.6 percent increase over the $5.4 million incurred in the prior-year period, however expenses per loan originated declined 16.0 percent in fourth quarter 2005 compared to fourth quarter 2004.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.1 billion, operates fourteen banking locations through its two wholly-owned community banks: Summit Community Bank, headquartered in Moorefield, West Virginia; and Shenandoah Valley National Bank in Winchester, Virginia. Summit also operates Summit Mortgage, a residential mortgage loan originator in Chesapeake, Virginia and Summit Insurance Services, LLC in Moorefield, West Virginia.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Specifically, Summit adjusted several GAAP performance measures to exclude the effects of the non-cash, other-than-temporary impairment charge on securities it recorded in the 4th quarter of 2005. Management deems this charge to be unusual in nature and believes presentations of financial measures excluding the impact of this item provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to Summit's filings with the Securities and Exchange Commission for a summary of important factors that could affect Summit's forward-looking statements. Summit undertakes no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2005 vs Q4 2004

	For the Quarter Ended		Percent
Dollars in thousands, except per share amounts	12/31/2005	12/31/2004	Change

Condensed Statements of Income
Interest income
Loans, including fees	$14,260	$9,814	45.3%
Securities	2,368	2,294	3.2%
Other	30	30	0.0%
Total interest income	16,658	12,138	37.2%
Interest expense
Deposits	4,450	2,456	81.2%
Borrowings	3,971	2,366	67.8%
Total interest expense	8,421	4,822	74.6%
Net interest income	8,237	7,316	12.6%
Provision for loan losses	300	292	2.7%
Net interest income after provision
for loan losses	7,937	7,024	13.0%
Noninterest income
Service fee income	680	592	14.9%
Mortgage origination revenue	6,098	5,423	12.4%
Securities gains (losses)	(1,434)	32	n/m
Other income	182	287	-36.6%
Total noninterest income	5,526	6,334	-12.8%
Noninterest expense
Salaries and employee benefits	4,944	4,607	7.3%
Net occupancy expense	510	404	26.2%
Equipment expense	470	473	-0.6%
Postage expense	1,387	1,361	1.9%
Advertising	1,168	1,231	-5.1%
Other expenses	1,960	1,939	1.1%
Total noninterest expense	10,439	10,015	4.2%
Income before income taxes	3,024	3,343	-9.5%
Income taxes	582	986	-41.0%
Net income	$2,442	$2,357	3.6%

Per Share Data
Basic earnings	$0.34	$0.34	0.0%
Diluted earnings	$0.34	$0.33	3.0%
Average shares outstanding
Basic	7,125,994	7,032,512	1.3%
Diluted	7,198,068	7,149,981	0.7%

Performance Ratios
Return on average equity	13.15%	14.33%	-8.2%
Return on average assets	0.92%	1.07%	-14.0%
Net yield on earning assets - taxable equivalent	3.39%	3.69%	-8.1%
Efficiency ratio consolidated(A)	65.50%	70.50%	-7.1%
Efficiency ratio excluding mortgage banking (A)	50.73%	52.70%	-3.7%

        NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2005 vs 2004

	For the Year Ended		Percent
Dollars in thousands, except per share amounts	12/31/2005	12/31/2004	Change

Condensed Statements of Income
Interest income
Loans, including fees	$48,002	$36,207	32.6%
Securities	9,201	9,403	-2.1%
Other	108	127	-15.0%
Total interest income	57,311	45,737	25.3%
Interest expense
Deposits	13,402	9,710	38.0%
Borrowings	13,104	8,250	58.8%
Total interest expense	26,506	17,960	47.6%
Net interest income	30,805	27,777	10.9%
Provision for loan losses	1,479	1,050	40.9%
Net interest income after provision
for loan losses	29,326	26,727	9.7%
Noninterest income
Service fee income	2,589	2,238	15.7%
Mortgage origination revenue	26,371	24,089	9.5%
Securities gains (losses)	(1,390)	33	n/m
Other income	1,304	892	46.2%
Total noninterest income	28,874	27,252	6.0%
Noninterest expense
Salaries and employee benefits	20,315	18,087	12.3%
Net occupancy expense	1,881	1,503	25.1%
Equipment expense	1,911	1,776	7.6%
Postage expense	5,863	5,851	0.2%
Advertising	4,878	4,725	3.2%
Other expenses	7,398	6,847	8.0%
Total noninterest expense	42,246	38,789	8.9%
Income before income taxes	15,954	15,190	5.0%
Income taxes	4,712	4,582	2.8%
Net income	$11,242	$10,608	6.0%

Per Share Data
Basic earnings	$1.58	$1.51	4.6%
Diluted earnings	$1.56	$1.49	4.7%
Average shares outstanding
Basic	7,093,402	7,025,118	1.0%
Diluted	7,206,838	7,121,761	1.2%

Performance Ratios
Return on average equity	15.87%	17.21%	-7.8%
Return on average assets	1.16%	1.26%	-7.9%
Net yield on earning assets - taxable equivalent	3.51%	3.66%	-4.1%
Efficiency ratio consolidated(A)	66.93%	68.33%	-2.0%
Efficiency ratio excluding mortgage banking (A)	52.85%	52.13%	1.4%

            NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands, except per share amounts	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004

Condensed Statements of Income
Interest income
Loans, including fees	$14,260	$12,527	$11,205	$10,010	$9,814
Securities	2,368	2,283	2,291	2,258	2,294
Other	30	27	28	25	30
Total interest income	16,658	14,837	13,524	12,293	12,138
Interest expense
Deposits	4,450	3,509	2,926	2,516	2,456
Borrowings	3,971	3,518	2,994	2,622	2,366
Total interest expense	8,421	7,027	5,920	5,138	4,822
Net interest income	8,237	7,810	7,604	7,155	7,316
Provision for loan losses	300	424	425	330	292
Net interest income after provision
for loan losses	7,937	7,386	7,179	6,825	7,024
Noninterest income
Service fee income	680	711	651	547	592
Mortgage origination revenue	6,098	7,304	7,113	5,856	5,423
Securities gains (losses)	(1,434)	39	5	-	32
Other income	182	411	446	264	287
Total noninterest income	5,526	8,465	8,215	6,667	6,334
Noninterest expense
Salaries and employee benefits	4,944	5,435	5,394	4,542	4,607
Net occupancy expense	510	479	463	429	404
Equipment expense	470	465	483	493	473
Postage expense	1,387	1,451	1,458	1,567	1,361
Advertising	1,168	1,164	1,222	1,325	1,231
Other expenses	1,960	1,884	1,855	1,699	1,939
Total noninterest expense	10,439	10,878	10,875	10,055	10,015
Income before income taxes	3,024	4,973	4,519	3,437	3,343
Income taxes	582	1,700	1,403	1,026	986
Net income	$2,442	$3,273	$3,116	$2,411	$2,357

Per Share Data
Basic earnings	$0.34	$0.46	$0.44	$0.34	$0.34
Diluted earnings	$0.34	$0.45	$0.43	$0.34	$0.33
Average shares outstanding
Basic	7,125,994	7,125,483	7,081,044	7,039,783	7,032,512
Diluted	7,198,068	7,211,331	7,205,377	7,171,099	7,149,981

Performance Ratios
Return on average equity	13.15%	18.24%	18.21%	14.53%	14.33%
Return on average assets	0.92%	1.33%	1.34%	1.08%	1.07%
Net yield on earning assets - taxable equivalent	3.39%	3.47%	3.61%	3.59%	3.69%
Efficiency ratio consolidated (A)	65.50%	65.40%	66.98%	70.26%	70.50%
Efficiency ratio excluding mortgage banking (A)	50.73%	53.75%	54.15%	52.90%	52.70%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

            SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF
Segment Information
For the Quarter Ended December 31, 2005

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$16,479	$473	$8	$(302)	$16,658
Interest expense	8,130	301	292	(302)	8,421
Net interest income	8,349	172	(284)	-	8,237
Provision for loan losses	260	40	-	-	300
Net interest income after provision
for loan losses	8,089	132	(284)	-	7,937
Noninterest income	(744)	6,098	1,465	(1,293)	5,526
Noninterest expense	4,637	5,586	1,509	(1,293)	10,439
Income before income taxes	2,708	644	(328)	-	3,024
Income taxes	605	154	(177)	-	582
Net income	$2,103	$490	$(151)	$-	$2,442
Intersegment revenue (expense)	$(923)	$(361)	$1,284	$-	$-
Average assets	$1,050,961	$23,028	$91,169	$(103,002)	$1,062,156

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Quarter Ended December 31, 2004

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$11,935	$419	$5	$(221)	$12,138
Interest expense	4,670	220	153	(221)	4,822
Net interest income	7,265	199	(148)	-	7,316
Provision for loan losses	292	-	-	-	292
Net interest income after provision
for loan losses	6,973	199	(148)	-	7,024
Noninterest income	798	5,423	1,183	(1,070)	6,334
Noninterest expense	4,251	5,445	1,389	(1,070)	10,015
Income before income taxes	3,520	177	(354)	-	3,343
Income taxes	1,067	59	(140)	-	986
Net income	$2,453	$118	$(214)	$-	$2,357
Intersegment revenue (expense)	$(798)	$(265)	$1,063	$-	$-
Average assets	$867,934	$20,639	$78,885	$(88,743)	$878,715

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Year Ended December 31, 2005

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$56,630	$1,776	$27	$(1,122)	$57,311
Interest expense	25,630	1,118	880	(1,122)	26,506
Net interest income	31,000	658	(853)	-	30,805
Provision for loan losses	1,295	184	-	-	1,479
Net interest income after provision
for loan losses	29,705	474	(853)	-	29,326
Noninterest income	1,861	26,371	5,507	(4,865)	28,874
Noninterest expense	17,643	23,208	6,260	(4,865)	42,246
Income before income taxes	13,923	3,637	(1,606)	-	15,954
Income taxes	4,133	1,262	(683)	-	4,712
Net income	$9,790	$2,375	$(923)	$-	$11,242
Intersegment revenue (expense)	$(3,491)	$(1,342)	$4,833	$-	$-
Average assets	$958,210	$22,613	$84,433	$(96,288)	$968,968

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Year Ended December 31, 2004

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$45,031	$1,348	$16	$(658)	$45,737
Interest expense	17,460	652	506	(658)	17,960
Net interest income	27,571	696	(490)	-	27,777
Provision for loan losses	1,050	-	-	-	1,050
Net interest income after provision
for loan losses	26,521	696	(490)	-	26,727
Noninterest income	2,863	24,087	4,215	(3,913)	27,252
Noninterest expense	15,523	22,045	5,134	(3,913)	38,789
Income before income taxes	13,861	2,738	(1,409)	-	15,190
Income taxes	4,189	944	(551)	-	4,582
Net income	$9,672	$1,794	$(858)	$-	$10,608
Intersegment revenue (expense)	$(3,063)	$(827)	$3,890	$-	$-
Average assets	$817,414	$16,701	$74,101	$(67,333)	$840,883

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

Dollars in thousands, except per share amounts	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004

Assets	$1,109,532	$1,029,103	$946,487	$907,264	$889,489
Securities	223,772	215,757	209,561	209,223	211,362
Loans held for sale	16,585	12,695	16,994	15,766	14,274
Loans, net	793,767	729,431	659,792	623,863	602,728
Intangible assets	3,348	3,385	3,423	3,461	3,499
Deposits	673,901	628,919	565,167	537,412	524,614
Short-term borrowings	182,028	139,681	127,974	129,697	120,629
Long-term borrowings and
subordinated debentures	170,501	179,383	176,796	165,384	172,201
Shareholders' equity	73,803	72,429	69,838	66,400	65,708

Book value per share	$10.36	$10.16	$9.80	$9.43	$9.33

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Portfolio Loan Composition

Dollars in thousands	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004

Commercial	$63,206	$60,723	$59,067	$56,394	$53,226
Commercial real estate	436,803	376,506	328,071	296,911	279,631
Residential construction	4,343	4,125	3,815	3,806	3,916
Residential mortgage	251,886	249,383	229,769	226,866	223,689
Consumer	36,863	37,431	36,993	37,066	38,948
Other	8,598	8,824	9,233	9,458	9,605
Total loans	801,699	736,992	666,948	630,501	609,015
Less unearned fees and interest	1,780	1,640	1,459	1,322	1,214
Total loans net of unearned fees and interest	799,919	735,352	665,489	629,179	607,801
Less allowance for loan losses	6,152	5,921	5,697	5,316	5,073
Loans, net	$793,767	$729,431	$659,792	$623,863	$602,728

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004

Non interest bearing checking	$62,631	$69,346	$63,207	$57,008	$55,402
Interest bearing checking	200,638	169,893	145,626	134,500	122,355
Savings	44,681	45,868	47,407	50,647	50,428
Retail time deposits	237,154	236,396	231,645	240,541	243,161
Brokered time deposits	128,797	107,416	77,282	54,716	53,268
Total deposits	$673,901	$628,919	$565,167	$537,412	$524,614

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Mortgage Banking Segment Loan Activity

	For the Quarter Ended
Dollars in thousands	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004

Loans originated
Amount	$78,297	$83,860	$83,616	$68,929	$65,983
Number	1,443	1,567	1,578	1,308	1,182

Loans sold
Amount	$73,903	$87,071	$81,422	$66,761	$62,043
Number	1,376	1,566	1,549	1,295	1,148

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information

	For the Quarter Ended
Dollars in thousands	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004

Net loan charge-off's	$70	$200	$44	$87	$357
Net loan charge-off's to average loans (annualized)	0.04%	0.11%	0.03%	0.05%	0.25%
Allowance for loan losses	$6,152	$5,921	$5,697	$5,316	$5,073
Allowance for loan losses as a percentage
of period end loans	0.75%	0.79%	0.83%	0.82%	0.82%
Nonperforming assets:
Nonperforming loans	$1,382	$1,017	$911	$836	$672
Foreclosed properties and
repossessed assets	395	862	949	608	646
Nonaccrual securities	-	-	326	334	349
Total	$1,777	$1,879	$2,186	$1,778	$1,667

Nonperforming loans to period end loans	0.17%	0.14%	0.13%	0.13%	0.11%
Nonperforming assets to period end assets	0.16%	0.18%	0.23%	0.20%	0.19%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2005 vs Q4 2004
	Q4 2005			Q4 2004
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$773,394	$14,160	7.26%	$605,020	$9,701	6.41%
Tax-exempt	8,106	150	7.34%	9,381	173	7.38%
Securities
Taxable	169,871	1,847	4.31%	162,810	1,734	4.26%
Tax-exempt	46,315	778	6.66%	48,387	835	6.90%
Interest bearing deposits other banks
and Federal funds sold	2,899	32	4.38%	3,249	31	3.82%
Total interest earning assets	1,000,585	16,967	6.73%	828,847	12,474	6.02%

Noninterest earning assets
Cash & due from banks	20,525			17,698
Premises & equipment	22,732			20,573
Other assets	24,389			16,806
Allowance for loan losses	(6,075)			(5,209)
Total assets	$1,062,156			$878,715

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$181,251	$1,252	2.74%	$122,038	$343	1.12%
Savings deposits	44,917	77	0.68%	51,508	68	0.53%
Time deposits	352,146	3,122	3.52%	305,411	2,045	2.68%
Short-term borrowings	160,159	1,700	4.21%	91,763	512	2.23%
Long-term borrowings and
subordinated debentures	175,116	2,270	5.14%	177,709	1,854	4.17%
	913,589	8,421	3.66%	748,429	4,822	2.58%
Noninterest bearing liabilities
Demand deposits	65,378			58,921
Other liabilities	8,882			5,557
Total liabilities	987,849			812,907

Shareholders' equity	74,307			65,808
Total liabilities and
shareholders' equity	$1,062,156			$878,715

NET INTEREST EARNINGS		$8,546			$7,652

NET INTEREST YIELD ON EARNING ASSETS			3.39%			3.69%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2005 vs YTD 2004
	For the Year Ended December 30,
	2005			2004
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$691,041	$47,582	6.89%	$567,066	$35,770	6.31%
Tax-exempt	8,688	635	7.31%	8,818	662	7.51%
Securities
Taxable	164,611	7,076	4.30%	166,882	7,193	4.31%
Tax-exempt	47,563	3,180	6.69%	48,356	3,303	6.83%
Interest bearing deposits other banks
and Federal funds sold	2,779	109	3.92%	3,489	127	3.64%
Total interest earning assets	914,682	58,582	6.40%	794,611	47,055	5.92%

Noninterest earning assets
Cash & due from banks	17,583			14,367
Premises & equipment	21,234			19,998
Other assets	21,121			16,879
Allowance for loan losses	(5,652)			(4,972)
Total assets	$968,968			$840,883

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$151,271	$3,120	2.06%	$120,066	$1,183	0.99%
Savings deposits	47,745	312	0.65%	49,806	242	0.49%
Time deposits	319,377	9,970	3.12%	306,850	8,285	2.70%
Short-term borrowings	138,694	4,824	3.48%	70,318	1,204	1.71%
Long-term borrowings and
subordinated debentures	172,260	8,280	4.81%	172,580	7,046	4.08%
	829,347	26,506	3.20%	719,620	17,960	2.50%
Noninterest bearing liabilities
Demand deposits	61,543			54,212
Other liabilities	7,258			5,416
Total liabilities	898,148			779,248

Shareholders' equity	70,820			61,635
Total liabilities and
shareholders' equity	$968,968			$840,883

NET INTEREST EARNINGS		$32,076			$29,095

NET INTEREST YIELD ON EARNING ASSETS			3.51%			3.66%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Year Ended
Dollars in thousands	12/31/2005	12/31/2004	12/31/2005	12/31/2004

Net income - excluding other-than-
temporary impairment charge on
securities	$3,382	$2,357	$12,182	$10,608

Other-than-temporary impairment
charge on securities	(1,500)	-	(1,500)	-
Applicable income tax effect	560	-	560	-
	(940)	-	(940)	-

GAAP net income	$2,442	$2,357	$11,242	$10,608

Diluted earnings per share - excluding
other-than-temporary impairment
charge on securities	$0.47	$0.33	$1.69	$1.49

Other-than-temporary impairment
charge on securities	(0.21)	-	(0.21)	-
Applicable income tax effect	0.08	-	0.08	-
	(0.13)	-	(0.13)	-

GAAP diluted earnings per share	$0.34	$0.33	$1.56	$1.49

Total revenue - excluding other-than-
temporary impairment charge on
securities	$15,263	$13,650	$61,179	$55,029

Other-than-temporary impairment
charge on securities	(1,500)	-	(1,500)	-

GAAP total revenue	$13,763	$13,650	$59,679	$55,029

Non-interest income - excluding
other-than-temporary impairment
charge on securities	$7,026	$6,334	$30,374	$27,252

Other-than-temporary impairment
charge on securities	(1,500)	-	(1,500)	-

GAAP non-interest income	$5,526	$6,334	$28,874	$27,252

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(continued)

	For the Quarter Ended		For the Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004

Return on average equity (ROE) - excluding
other-than-temporary impairment
charge on securities	18.21%	14.33%	17.20%	17.21%

Other-than-temporary impairment
charge on securities, net	-5.06%	0.00%	-1.33%	0.00%

GAAP ROE	13.15%	14.33%	15.87%	17.21%

Return on average assets (ROA) - excluding
other-than-temporary impairment
charge on securities	1.27%	1.07%	1.26%	1.26%

Other-than-temporary impairment
charge on securities, net	-0.35%	0.00%	-0.10%	0.00%

GAAP ROA	0.92%	1.07%	1.16%	1.26%